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                                                                   EXHIBIT 10(d)


                                STOCK OPTION PLAN
                                       OF
                       ARABIAN SHIELD DEVELOPMENT COMPANY


          This Stock Option Plan (the "Plan") is designed to provide for the granting of options to key employees, including key employees who are officers or directors, of Arabian Shield Development Company (the "Company") and its subsidiaries. The purposes of the Plan are to provide an incentive for such key employees to remain with the Company or its subsidiaries, to provide an opportunity for them to acquire a proprietary interest in the Company so that they will devote their best efforts for the benefit of the Company and to aid the Company and its subsidiaries in attracting able persons to enter their employ.


                                   DEFINITIONS

          As used in the Plan, the following terms shall, unless the context otherwise requires, have the respective meanings set forth below:

          (a) "Code" shall mean the Internal Revenue Code of 1954, as amended.

          (b) "Common Stock" shall mean the Common Stock, par value $.10 per share, of the Company or the other kind(s) of securities which shall be substituted for Common Stock or to which Common Stock shall be adjusted in accordance with Section 3.6 of the Plan. "Shares" shall mean shares of Common Stock or shares or units of such other kinds of securities.

          (c) "Committee" shall mean the Compensation Committee of the Board of Directors of the Company which shall consist of three or more members of the Board of Directors, each of whom shall be selected by and serve at the pleasure of the Board of Directors and shall be a "disinterested person" (as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended).

          (d) "Fair Market Value" on any date shall mean (i) the closing sale price per share of Common Stock on the principal national securities exchange on which it is


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          listed on such date or if there be no sales reported on such date, on the most recently preceding business day on which a sale is reported,
          (ii) if the Common Stock is not then listed on any national securities exchange, the median of the average final bid and average final asked prices for a share of Common Stork in the over-the-counter market on such date, as reported by the National Association of Securities Dealers Automated Quotations System (NASDAQ) or (iii) if the Common Stock is not then listed on any national securities exchange or quoted on NASDAQ, the amount reasonably determined by the Committee to be the Fair Market Value per share of Common Stock on such date.

          (e) "Incentive Stock Option" shall mean a stock option that meets the requirements of Section 422A of the Code.

          (f) "Non-Incentive Stock Option" shall mean a stock option that is not an Incentive Stock Option.

          (g) "Parent", as to a company, shall mean any corporation that owns, directly or indirectly, stock possessing more than 50% of the voting power of all classes of stock of such company.

          (h) "Securities" shall mean shares of Common Stock of the Company acquired upon exercise of options and any securities issued in respect of such shares.

          (i) "Subsidiary", as to a company, shall mean any corporation if stock possessing more than 50% of the voting power of all classes of stock of such corporation is owned, directly or indirectly, by such company.


                                I. ADMINISTRATION

          Section 1.1 Administration. The Plan shall be administered by the Committee. The Committee from time to time may prescribe, amend and rescind such rules, regulations, provisions and procedures, consistent with the terms of the Plan, as, in its opinion, may be advisable in the administration of the Plan and shall determine the provisions, which shall be consistent with the terms of the Plan but need not be identical, of the respective agreements required by Section
1.5 of the Plan, including, without limitation, provisions (a) specifying the term, and period or periods




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and extent of exercisability, of options, (b) imposing, and specifying the nature and extent of, restrictions, if any, upon disposition of any Securities,
(c) specifying the circumstances, if any, under which all or part of any Securities may be required to be forfeited and surrendered to the Company (and the consideration, if any, to be paid by the Company for any such Securities forfeited and surrendered) and (d) specifying the extent and times of lapse of any such restrictions or risks of forfeiture. The Committee shall have the authority, in its discretion, to construe and interpret the Plan and such respective agreements and to make all other determinations necessary or advisable for administering the Plan. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee, unless provisions to the contrary are embodied in the Company's Bylaws or resolutions duly adopted by the Board of Directors. All actions taken and decisions or determinations made by the Committee pursuant to the Plan shall be binding and conclusive on all persons interested in the Plan. No member of the Committee shall be liable for any action, decision or determination taken or made in good faith with respect to the Plan or any option granted under it.

          Section 1.2 Eligibility. Those individuals who become employees of the Company and its Subsidiaries (including officers and directors thereof if they are such employees) and who, consistent with the purposes of the Plan, are selected by the Committee, shall be eligible to be granted options, provided, however, that no such employee who, immediately after the grant of an option, would own (within the meaning of Section 425(d) of the Code) stock possessing more than 10% of the combined voting power of all classes of the Company or any Parent or Subsidiary of the Company shall be eligible to be granted options. From such eligible employees, the Committee shall, from time to time, choose those, if any, to whom options shall be granted. More than one option may be granted to the same person. The adoption of the Plan shall not be deemed to give any person a right to be granted any option.

          Section 1.3 Shares Available. The Board of Directors shall reserve for the purposes of the Plan, out of the authorized but unissued shares of Common Stock or out of shares of Common Stock held in the Company's Treasury, or partly out of each, as shall be determined by the Board of



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Directors, a total of 250,000 shares of such Common Stock. Any shares delivered upon exercise of options granted under the Plan shall reduce by the number of shares so delivered the number of shares available for the granting of options under the Plan. If an option granted under the Plan to any employee expires or is cancelled or terminated unexercised as to any shares covered thereby or if any Securities are forfeited and surrendered to the Company, such shares or Securities shall be available for granting of options.

          Section 1.4 Authority of the Committee to Grant Options. Subject to the provisions of the Plan, the Committee shall have authority, in its discretion, to determine the persons to whom options shall be granted, to grant options and to determine the number of shares to be covered by any option.

          Section 1.5 Agreements. The specific terms of each option granted by the Committee pursuant to the Plan shall be determined by the Committee, consistent with the terms of the Plan, and shall be set forth and confirmed in an agreement which shall be in such form and contain such provisions as shall be determined from time to time by the Committee and which shall be executed pursuant and with reference to the Plan by the Company and the person to whom such option is granted. Any such agreement may contain any provisions, consistent with the terms of the Plan, as may be deemed necessary or appropriate and approved by the Committee and may be amended from time to time by written instrument executed by the Company and the person holding such option to reflect any change in the provisions thereof made in accordance with the Plan.

          Section 1.6 Notice of Exercise. Each exercise of an option must be evidenced by a written notice of exercise to the Company in form satisfactory to the Committee.


                                   II. OPTIONS

          Section 2.1 Types of Options. Both Incentive Stock Options and Non-Incentive Stock Options may be granted under the Plan. Any option granted under the Plan that is intended to qualify as an Incentive Stock Option shall be designated as such by the Committee at the time the option is granted, and such designation shall be reflected in the agreement required by Section 1.5 of the Plan. Notwithstanding anything herein to the contrary, the aggregate Fair Market Value (determined as of the time the option is granted) of the




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stock for which any employee may be granted Incentive Stock Options in any calendar year under the Plan and all other plans described in Section 422A(b)(8) of the Code shall not exceed $100,000 plus any unused limit carryover to such year computed in accordance with Section 422A(c)(4) of the Code.

          Section 2.2 Option Price. The Committee shall establish the option price per share at the time any option is granted, and such option price per share shall not be less than the greater of (a) 100% of the Fair Market Value per share of the shares subject to such option on the day such option is granted or (b) the per share par value of such shares. The option price will be subject to adjustment in accordance with the provisions of Section 3.6 of the Plan. Options may be granted under the Plan for terms of not more than ten (10) years from the date of grant thereof.

          Section 2.3 Continuation of Employment. Each option by its terms shall require the employee granted such option to remain in the continuous employ of the Company and/or a Subsidiary of the Company for such period or periods as the Committee shall determine at the time of grant from the date of grant of his option before the right to exercise any part of the option will accrue, provided that the Committee at any time, or from time to time, after the time of grant may in its discretion shorten such period or periods.

          Section 2.4 Exercise of Options. Subject to the provisions of this
Article II, each option shall become and be exercisable at such time or times and during such period or periods, in full or in such installments (which may be cumulative or noncumulative) as may be determined by the Committee at the time of the grant of such option, provided that the Committee at any time, or from time to time, after the time of grant may in its discretion accelerate the exercisability of all or any portion of any option by accelerating the date on which it was initially to have become exercisable and/or, in the case of options exercisable in installments, accelerating the dates on which all or any portion of any or all of such installments were initially to have become exercisable. Notwithstanding anything herein to the contrary, each Incentive Stock Option granted under the Plan shall by its terms not be exercisable while there is outstanding (within the meaning of Section 422A(c)(7) of the Code) any Incentive Stock Option previously granted to the optionee to purchase stock in his employer corporation or in a corporation which (at the time of granting of the later granted Incentive Stock Option) is a Parent or Subsidiary of




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the employer corporation, or in a predecessor of any of such corporations.

          Section 2.5 Payment of Option Price. The option price of each share purchased pursuant to exercise of each option granted under the Plan shall be paid either (i) entirely in cash or (ii) if permitted by the Committee in its sole discretion, partially or entirely in full shares of Common Stock, with the balance, if any, to be paid in cash. Any payment of the option price in shares of Common Stock shall be credited toward the option price at the Fair Market Value per share of such shares on the date of payment. Any payment to the Company in shares of Common Stock as permitted by this Section 2.5 shall vest in the Company good and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances and adverse claims, and shall be effected by delivery of the certificate(s) representing such shares, duly endorsed in blank or accompanied by stock power(s) duly executed in blank and otherwise in proper form for transfer.


                           III. ADDITIONAL PROVISIONS

          Section 3.1 Non-Transferability. Options shall not be transferable by the optionee otherwise than by Will or, if he dies intestate, by the laws of descent and distribution of the jurisdiction of his domicile at the time of his death, and such options shall be exercisable during his lifetime only by such optionee or his guardian or legal representative.

          Section 3.2 Termination of Employment. If the employment by the Company and all its Subsidiaries of a person who is the holder of any option shall terminate because of such person's discharge (for or without cause), his rights under any then outstanding option shall terminate and be forfeited immediately as to any unexercised portion thereof. If any such person shall voluntarily terminate his employment (other than by reason of his disability), each outstanding option held by him shall be exercisable by him at any time prior to the expiration date of the option or within three (3) months after the date of such termination or employment, whichever is the shorter period, but only to the extent such option was exercisable at the date of such termination. In the event of termination of employment by reason of disability (of which the Committee shall be the sole judge) or the death of any such person while such person is an employee



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of the Company or a Subsidiary of the Company, each outstanding option held by him shall be fully exercisable (whether or not exercisable on the date of his death or termination of employment by reason of disability) at any time prior to the expiration date of the option or within six (6) months after the date of death or termination of employment, whichever is the shorter period. To the extent any option is not exercised during the period after termination of the holder's employment specified in this Section 3.2, such option shall terminate at the end of such period. In the case of death or disability, options shall be exercisable by the person or persons specified in such deceased person's Will or, if such deceased person shall have failed to make specific provision in his Will for such exercise or shall have died intestate, or in the case of disability, when appropriate, by such person's guardian or legal representative. Anything to the contrary contained in this Section 3.2 notwithstanding, the Committee, in its sole discretion, may increase the period and extent of exercisability of any option held by (i) a person whose employment terminates as the result of his death or disability, (ii) a person who dies or becomes disabled during any period while his option remains exercisable under this
Section 3.2 or (iii) a person who demonstrates to the Committee special circumstances that, in the sole judgment of the Committee, merit such increase.

          Section 3.3 Leave of Absence. The Committee may make such provisions, regarding the effect of a leave of absence of any optionee as the Committee shall determine.

          Section 3.4 Securities Laws; Compliance with Laws. Each exercise of an option shall, at the election of the Committee, be contingent upon receipt by the Company from the optionee (or, in the event of his death or disability, his legal representatives, legatees or distributees) of such written representations (if any) concerning the optionee's (or their) intentions with regard to the acquisition, retention or disposition of the shares being acquired upon exercise of such option and/or such written covenants and agreements (if any) as to the acquisition, retention and disposition of such shares as, in the opinion of the Committee, may be necessary to ensure that the acquisition and any disposition of such shares by the optionee or such other persons will not involve a violation of the Securities Act of 1933, as amended, or any similar or superseding statute or statutes, or any other applicable statute or regulation, as then in effect. Each option shall be subject to the requirement that if at any time the Committee shall determine, in




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its discretion, that the listing, registration or qualification of Common Stock subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with the granting of, such option or the issuance or delivery of shares thereunder, such option may not be exercised unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. Nothing in the Plan or in any option granted under it shall require the Company to issue or deliver any shares upon exercise of any options if such issuance or delivery would, in the opinion of counsel for the Company, constitute a violation of the Securities Act of 1933, as amended, or any similar or superseding statute or statutes, or any other applicable statute or regulation, as then in effect.

          Section 3.5 Issuance of Shares. A person exercising an option shall not be treated as having become the registered owner of any shares of Common Stock issuable or deliverable on such exercise until such shares are issued and delivered.

          Section 3.6 Adjustment of Number and Kind of Shares. The shares available for the Plan as provided in Section 1.3 of the Plan are a part of the Common Stock, par value $.10 per share, of the Company, presently authorized in the Certificate of Incorporation, as amended, of the Company. In the event that a dividend shall be declared and paid upon the Common Stock payable in shares of Common Stock, the number of undelivered shares of Common Stock then subject to any option and the number of shares of Common Stock at the time reserved for sale or delivery pursuant to the Plan but not at the time covered by an Option shall be adjusted by adding to each such share the number of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company, whether through amendment of the Company's Certificate of Incorporation, reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation (other than a merger or consolidation to which Section 3.7 of the Plan applies), then there shall be substituted for each undelivered share of Common Stock then subject to any option and for each share of Common




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Stock at the time reserved for sale or delivery pursuant to the Plan but not at the time reserved for sale or delivery pursuant to the Plan but not at the time covered by an option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged. In the event there shall be any change, other than as specified above in this Section 3.6, in the outstanding shares of Common Stock, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment or change in the number or kind of shares then reserved for sale or delivery pursuant to the Plan but not at the time covered by an option and of undelivered shares then subject to an option, such adjustment or change shall be made by the Committee and shall be effective and binding for all purposes of the Plan. In the case of any such substitution or adjustment as provided for in this Section 3.6, the option price in each stock option agreement for each share covered thereby prior to such substitution or adjustment will be the option price for all shares which shall have been substituted for such share or to which such share shall have been adjusted pursuant to this Section 3.6. The determination of the Committee as to all adjustments and substitutions referred to in this Section 3.6 shall be conclusive. No adjustment or substitution provided for in this Section 3.6 shall require the Company to deliver or sell a fractional share, and any fractional shares resulting from any adjustment or substitution pursuant to this Section
3.6 shall be eliminated from the applicable option. The provisions of this
Section 3.6 shall apply with respect to successive dividends, amendments, reorganizations, recapitalizations, stock split-ups, combinations of shares, mergers, consolidations and changes of the kind referred to in this Section 3.6.

          Section 3.7 Business Combinations. In the event that, while any options are outstanding under the Plan, there shall occur (a) a merger or consolidation of the Company with or into another corporation in which the Company shall not be the surviving corporation (for purposes of this Section 3.7, the Company shall not be deemed the surviving corporation in any such transaction if, as the result thereof, it becomes a wholly-owned subsidiary of another corporation), (b) a dissolution of the Company or (c) a transfer of all or substantially all of the assets of the Company in one transaction or a series of related transactions to one or more other persons or entities, then, with respect to each option outstanding immediately prior to the consummation of such transaction:



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         (i)      If provision is made in writing in connection with such
                  transaction for the continuance and/or assumption of the options granted under the Plan, or the substitution for such options of new options equivalent to such options, with appropriate adjustment as to number and kind of shares or other securities deliverable with respect, thereto, the options granted under the Plan, or the new options substituted therefor, shall continue, subject to such adjustment, in the manner and under the terms provided in the respective agreements under Section 1.5.

         (ii) In the event provision is not made in connection with such transaction for the continuance and/or assumption of the options granted under the Plan, or for the substitution of equivalent options, then each holder of an outstanding option shall be entitled, immediately prior to the effective date of such transaction, to purchase the full number of shares that he would otherwise have been entitled to purchase during the entire remaining term of the option and any restriction or risk of forfeiture imposed pursuant to Section 1.1 of the Plan shall lapse immediately prior to the effective date of such transaction. The unexercised portion of any option shall be deemed cancelled and terminated as of the effective date of such transaction.


                                IV. MISCELLANEOUS

          Section 4.1 Amendment of Plan. The Board of Directors of the Company shall have the right to amend, suspend or terminate the Plan at any time, provided that no amendment shall be made which shall (a) increase the total number of shares which may be issued pursuant to options granted under the Plan, (b) decrease the minimum option price provided for in Section 2.2 hereof,
(c) extend the term of the Plan or of any option granted under the Plan or (d) withdraw administration of the Plan from the Committee, unless such amendment is approved by the affirmative vote of the holders of a majority of the outstanding shares of voting stock of all classes of the Company (voting together and not separately by class). The Board of Directors may delegate to the Committee all or any portion of its authority under this Section 4.1. No amendment, suspension or termination (whether




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pursuant to this Section 4.1 or upon expiration of the stated term of the Plan)
may, without the consent of the holder of an existing option, materially and adversely affect his rights under such option.

          Section 4.2 Effective Date and Duration of Plan; Stockholder Approval. The Plan shall become effective on May 16, 1983 and, unless sooner terminated pursuant to the terms hereof, the Plan shall terminate on May 16, 1993. However, the Plan, and each option granted under the Plan, will be null and void unless the Plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of voting stock of all classes of the Company entitled to vote thereon (voting together and not separately by class) at the Company's 1983 Annual Meeting of Stockholders.

          Section 4.3 Right to Continued Employment. Nothing in the Plan or in any option granted under it shall confer any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any of its Subsidiaries to terminate any employment at any time.

          Section 4.4 Requested Information. Each grantee of an option shall furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation.

          Section 4.5 Payment of Taxes. Prior to the exercise of any option or in connection with any disposition of Shares of Common Stock acquired pursuant to such exercise, the holder of such option shall make arrangements satisfactory to the Company for the payment of any applicable federal or other withholding taxes payable as a result thereof.

          Section 4.6 Headings. The Article and Section headings contained in the Plan are for convenience only and shall not affect the construction of the Plan.



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                               FIRST AMENDMENT TO
                              STOCK OPTION PLAN OF
                       ARABIAN SHIELD DEVELOPMENT COMPANY

                            Effective January 1, 1987


          The Stock Option Plan (the "Plan") of Arabian Shield Development Company (the "Company") and its subsidiaries, adopted by the Board of Directors of the Company on May 16, 1983, and approved by the stockholders of the Company on July 28, 1983, is amended effective as of January 1, 1987 as follows:

         1. All references to the "Code" shall mean the Internal Revenue Code of 1986, as amended, but also such related or successor provisions as may be applicable pursuant to subsequent amendments.

         2. Section 2.1 of the Plan is amended to read in its entirety as follows:

                  Section 2.1 Types of Options. Both Incentive Stock Options and Non-Incentive Stock Options may be granted under the Plan. Any option granted under the Plan that is intended to qualify as an Incentive Stock Option shall be designated as such by the Committee at the time the option is granted, and such designation shall be reflected in the agreement required by
                  Section 1.5 of the Plan. Notwithstanding anything herein to the contrary, the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which such options are exercisable for the first time by any employee during any calendar year under this Plan and all plans described in Section 422A(b) of the Code of the Company shall not exceed $100,000. For the purpose of this Section, any unused limit carryover shall be determined pursuant to
                  Section 422A(c)(4) of the Code.

         3. Section 2.4 of the Plan is amended to read in its entirety as follows:

                  Section 2.4 Exercise of Options. Subject to the provisions of this Article II, each option shall become and be exercisable at such time or times and during such period or periods, in full or in such installments (which may be cumulative or noncumulative) as may be determined by the Committee at the time of the grant of such option, provided that the Committee at any time, or from time to time, after the time of grant, may in its discretion accelerate the exercisability of all or any portion of any option by accelerating the date on which it was initially to have become exercisable




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                  and/or, in the case of options exercisable in installments, accelerating the dates on which all or any portion of any or all of such installments were initially to have become exercisable.

          This First Amendment to the Company's Stock Option Plan shall be effective as of January 1, 1987.

          Adopted by the Board of Directors of the Company on January 28, 1987.


                                      -2-

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                               SECOND AMENDMENT TO
                              STOCK OPTION PLAN OF
                       ARABIAN SHIELD DEVELOPMENT COMPANY

                           Effective December 29, 1992

          The Stock Option Plan (the "Plan") of Arabian Shield Development Company (the "Company") and its subsidiaries, adopted by the Board of Directors of the Company on May 16, 1983, and approved by the stockholders of the Company on July 28, 1983, as amended effective January 1, 1987, is amended effective December 29, 1992 as follows:

         1. Section 1.3 of the Plan is amended to read in its entirety as follows:

                   Section 1.3 Shares Available. The Board of Directors shall reserve for the purposes of the Plan, out of the authorized but unissued shares of Common Stock or out of shares of Common Stock held in the Company's Treasury, or partly out of each, as shall be determined by the Board of Directors, a total of 500,000 shares of such Common Stock. Any shares delivered upon exercise of options granted under the Plan shall reduce by the number of shares so delivered the number of shares available for the granting of options under the Plan. If an option granted under the Plan to any employee expires or is cancelled or terminated unexercised as to any shares covered thereby or if any Securities are forfeited and surrendered to the Company, such shares or Securities shall be available for granting of options.

         2. Section 4.2 of the Plan is amended to read in its entirety as follows:

                   Section 4.2 Effective Date and Duration Plan. The Plan shall become effective on May 16, 1983 and, unless sooner terminated pursuant to the terms hereof, the Plan shall terminate on May 16, 2003.

          This Second Amendment to the Company's Stock Option Plan shall be effective December 29, 1992.

         Adopted by the Board of Directors of the Company on October 15, 1992.